EXHIBIT 10.17

3COM CORPORATION

RESTRICTED STOCK PLAN

(As Amended September 28, 1995)

	1. Purpose. The 3Com Corporation Restricted Stock Plan (the "Plan") was adopted by the Board of Directors of 3Com Corporation (the "Board") on July 9, 1991, and was established to create additional incentive for key employees of 3Com Corporation and any successor corporation thereto (collectively referred to as the "Company"), and any present or future parent and/or subsidiary corporations of such corporation (all of whom along with the Company being individually referred to as a "Participating Company" and collectively referred to as the "Participating Company
Group") to promote the financial success and progress of the Participating Company Group. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

	2. Administration. The Plan shall be administered by the Board and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any such committee shall satisfy the requirements of Rule 16b-3, as promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and amended from time to time, for being a committee of "disinterested persons" as defined in Rule 16b-3. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of the provisions of the grant of shares of the common stock of the Company under the Plan shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

	3. Eligibility. Key employees of the Company (including officers and directors who are also employees) are eligible to participate in the Plan. The Board shall, in the Board's sole discretion, determine which individuals shall have the right to acquire shares of the common stock of the Company under the Plan (the "Participants").

	4. Share Reserve. The Plan shall have a share reserve of nine hundred thousand (900,000) shares of the authorized but unissued common stock of the Company (the "Stock"). Such share reserve shall be reduced by the number of shares of Stock granted pursuant to the Plan. In the event that any shares of Stock granted pursuant to the Plan are reacquired under the terms of the Plan by the Company, the shares so reacquired shall be returned to the share reserve.
Appropriate adjustments shall be made in the number and class of shares of Stock in such share reserve in the event of a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Company.

	5. Compliance with Securities Laws. Inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by the Company's legal counsel to be necessary to the lawful issuance of any shares of Stock under the Plan shall relieve the Company of any liability in respect of the non-issuance of such shares of Stock as to which such requisite authority shall not have been obtained.

	6. Stock Grant. The Board shall have the authority to grant shares of Stock from time to time to Participants.
After the Board has granted a Participant shares of Stock pursuant to the Plan, the Company shall advise such Participant in writing of the terms, conditions and restrictions of the grant, including the number of shares of Stock which the Participant has been granted. The number of shares of Stock which a Participant may receive under the Plan shall be determined by the Board in the Board's sole discretion. Subject to the provisions of paragraph 7 below, the grant shall be made in the form attached hereto as Exhibit A (the "Stock Grant Agreement"). The grant of shares of Stock pursuant to the Plan shall be made in consideration of the past services of a Participant. Notwithstanding any other provision of the Plan to the contrary, the Board may not require a Participant to make any monetary payment as a condition of receiving a grant of shares of Stock pursuant to the Plan. Therefore, for purposes of Rule 16b-3(d)(1)(i) promulgated under the Exchange Act, the "price at which securities may be offered" shall be zero (0) dollars.

	7. Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of the standard form of Stock Grant Agreement attached hereto as Exhibit A either in connection with an individual grant or in connection with the authorization of a new standard form;
provided, however, that the terms and conditions of such revised or amended standard form of stock grant agreement shall be in accordance with the terms of the Plan.

	8. Provision of Information. Each Participant who receives a grant of shares of Stock pursuant to the Plan shall be given access to information concerning the Company equivalent to that information generally made available to the common shareholders of the Company so long as the Participant retains ownership of such shares.

	9. Term. Unless otherwise terminated, the Plan shall continue until July 9, 2001.

	10. Termination or Amendment of Plan. The Board may terminate or amend the Plan at any time. In any event, no amendment may adversely affect any outstanding grant of shares of Stock without the consent of the Participant. A grant shall be considered as outstanding as of the effective date of such grant as determined by the Board.



EXHIBIT A


3COM CORPORATION

RESTRICTED STOCK PLAN

STOCK GRANT AGREEMENT



	THIS AGREEMENT is made and entered into as of the ___ day of ___________, 19__, by and between 3Com Corporation, a California corporation (the "Company"), and _________________
(the "Participant").

	The Company desires to issue and the Participant desires to acquire shares of the common stock of the Company as herein described, pursuant to the 3Com Corporation Restricted Stock Plan (the "Plan"), on the terms and conditions set forth in this Agreement. Unless otherwise provided in this Agreement, defined terms shall have the meaning given to such terms in the Plan.

	IT IS AGREED between the parties as follows:

	1. Issuance of Shares. On the effective date of this Agreement as set forth above (the "Grant Date"), the Participant shall acquire and the Company shall issue, subject to the provisions hereof, _________ shares of the common stock of the Company (the "Stock") in consideration for the Participant's past service with the Company.

	No shares of Stock shall be issued pursuant to this Agreement if the issuance and delivery of such shares of Stock would constitute a violation of any applicable federal or state securities law or other law or regulation, or would fail to satisfy the requirements of any stock exchange upon which the common stock of the Company may then be listed. As a condition to the issuance and delivery of any shares of Stock pursuant to this Agreement, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

	Notwithstanding the foregoing, any shares of Stock which are granted prior to approval of the Plan, or any amendment thereto, by the shareholders of the Company as provided by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, shall be contingent upon such stockholder approval and the Participant shall have no right to sell or transfer the shares of Stock prior to such approval. In the event such shareholder approval is not obtained within one
(1) year of the Grant Date, the issuance of the shares of Stock shall be null and void and the certificates representing the shares shall be returned to the Company for cancellation.

	2. Administration. All questions of interpretation concerning this Agreement shall be determined by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All determinations by the Board shall be final and binding upon all persons having an interest in this Agreement.


	3.      Vesting and Unvested Share Reacquisition Right.

		(a)     Vesting.

			(i) Provided the Participant is continuously employed by a Participating Company, the shares of Stock shall vest in the Participant and become "Vested Shares" for purposes of this Agreement in four (4) equal annual installments, commencing one (1) year after the Grant Date.

			(ii) Notwithstanding the foregoing, in the event of a Transfer of Control (as defined in paragraph 3(d) below), the Board, in its sole discretion, shall either (A) provide that any Unvested Shares (as defined in paragraph
3(b) below) shall become "Vested Shares" for purposes of this Agreement as of the date of the Transfer of Control, or (B) arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be, that such corporation substitute shares of such corporation's stock for the outstanding shares of Stock held by the Participant.

			(iii)   In the event that the acceleration
of the vesting of any Unvested Shares pursuant to paragraph
3(a)(ii) above will result in a "parachute payment" as defined in section 280G of the Internal Revenue Code of 1986, as amended, notwithstanding such paragraph 3(a)(ii), the extent to which vesting will be accelerated in connection with a Transfer of Control shall not exceed the amount of vesting which produces the greatest after-tax benefit to the Participant as determined by the Company in a fair and equitable manner.

		(b) Unvested Share Reacquisition Right. In the event the Participant's employment with the Participating
Company Group is terminated for any reason, with or without cause, or if the Participant or the Participant's legal representative attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to an Ownership
Change) any shares of Stock which are not Vested Shares (the
"Unvested Shares"), including, without limitation, any transfer to the nominee or agent of the Participant, the Company shall automatically reacquire the Unvested Shares and the Participant shall not be entitled to any payment therefor
(the "Unvested Share Reacquisition Right").

		(c) Ownership Change. In the event of an Ownership Change (as defined in paragraph 3(d) below), the Unvested Share Reacquisition Right shall continue in full force and effect; provided, however, that "employment with the Participating Company Group" for purposes of this paragraph 3 shall include all service with any corporation which was a Participating Company at the time the services were rendered whether or not the corporation was included within such term both before and after the event constituting the Ownership Change.

		(d) Ownership Change and Transfer of Control. An "Ownership Change" shall be deemed to have occurred in the event any of the following occurs with respect to the
Company:

			(i) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company;

			(ii)    a merger in which the Company is a party;
or

			(iii)   the sale, exchange or transfer of
all or substantially all of the Company's assets (other than a sale, exchange, or transfer to one (1) or more corporations where the shareholders of the Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

	A "Transfer of Control" shall mean an Ownership Change in which the shareholders of the Company before such Ownership Change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred.

	4. Legends. The Company may at any time place legends referencing the Unvested Share Reacquisition Right set forth in paragraph 3 above and any applicable federal and/or state securities law restrictions on all certificates representing shares of Stock subject to the provisions of this Agreement.
The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Stock acquired under this Agreement in the possession of the participant in order to carry out the provisions of this paragraph 4. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

	"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE
SUBJECT TO RESTRICTIONS SET FORTH IN THIS AGREEMENT
BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR
SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH
IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

	5.      Escrow.

		(a) Establishment of Escrow. To insure that shares of Stock subject to the Unvested Share Reacquisition Right will be available for reacquisition, the Company may require the Participant to deposit the certificate or certificates evidencing the shares with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of the issuance of shares of Stock to the Participant, the Company reserves the right at any time to require the Participant to so deposit the certificate or certificates in escrow. The
Company shall bear the expenses of the escrow.

		(b) Delivery of Shares to Participant. As soon as practicable after the expiration of the Unvested Share
Reacquisition Right, the escrow agent shall deliver to the Participant the shares of Stock no longer subject to such restriction.

	6. Transfers in Violation of Agreement. The Company shall not be required (a) to transfer on its books any shares of Stock which are sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as the owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom any such shares shall have been so transferred.

	7. Effect of Change in Company's Capital Structure. Appropriate adjustments shall be made in the number and class of shares of Stock in the event of a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Company. If, from time to time, there is any stock dividend, stock split, or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new substituted or additional securities to which the Participant is entitled by reason of the Participant's ownership of the shares of Stock shall be immediately subject to the Unvested Share Reacquisition Right with the same force and effect as the shares of Stock subject to the Unvested
Share Reacqusition Right immediately before such event.

	8. Rights as a Shareholder or Employee. The Participant shall have no rights as a shareholder with respect to the shares of Stock until the date of issuance of a certificate or certificates for the shares. Except as provided in paragraph 7 above, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued. Nothing in the Plan or in this Agreement shall confer upon the Participant any right to continue in the employ of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant's employment at any time.

	9. Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

	10. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon telegraphic delivery, or upon delivery by certified mail, addressed to the other party hereto at the address shown below such party's signature or at such other address as such party may designate by ten days advance written notice to all other parties hereto.

	11. Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Participant and the Participant's heirs, executors, administrators, successors and assigns.

	12. Withholding. At the time that this Agreement is executed, or at any time thereafter as requested by the Company, the Participant shall make adequate provision for foreign, federal and state tax withholding obligations of the Participating Company Group, if any, which arise in connection with the acquisition of shares of Stock pursuant to the Plan, including, without limitation, obligations arising upon (i) the transfer, in whole or in part, of any shares of Stock, (ii) the lapse of any restriction with respect to any shares of Stock acquired pursuant to the Plan, or (iii) the filing of an election to recognize a tax liability. The Participant authorizes the Participating
Company Group to withhold from the Participant's compensation such amounts as may be necessary to satisfy the Participating Company Group's tax withholding obligations arising in connection with the issuance of the shares of Stock pursuant to the Plan. The Company shall have no obligation to issue a certificate as to such share of Stock and/or to release such shares of Stock from escrow until the Participating Company Group's tax withholding obligations have been satisfied.

	13. Certificate Registration. The certificate or certificates for the shares of Stock acquired pursuant to this Agreement shall be registered in the name of the Participant.

	14. Integrated Agreement. This Agreement and the Plan constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating
Company Group other than those set forth or provided for herein or therein.



	15. Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.


	IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


COMPANY:        PARTICIPANT:

3COM CORPORATION


By:_________________________________
	_________________________________
		  (Signature)

Title: _____________________________
	_________________________________
		 (Print Name)

Address:        Address:

	5400 Bayfront Plaza     _________________________________
	P.O. Box 58145  _________________________________
	Santa Clara, CA  95052-8145
	_________________________________
	Attention:  Legal Department
	_________________________________